Mueller Industries, Inc. Reports Fiscal 2021 Fourth Quarter and Full Year Results

COLLIERVILLE, Tenn., February 1, 2022 -- Mueller Industries, Inc. (NYSE: MLI) today reported 2021 fourth quarter and full year results.

Fourth Quarter metrics:
•Operating income was $172.1 million, up 165%.
•Net sales were $956.4 million, up 42%.
•Net income was $125.6 million versus $36.4 million.
•Diluted EPS was $2.21 versus $0.64.
•Cash provided by operations was $130.2 million.

Full Year metrics:
•Operating income was $655.8 million, up 167%.
•Net sales were $3.8 billion, up 57%.
•Net income was $468.5 million versus $139.5 million.
•Diluted EPS was $8.25 versus $2.47.
•Cash provided by operations was $311.7 million.
*Comparisons to prior year periods

Quarter Commentary
•The average price of copper was 34.3 percent higher than in the fourth quarter of 2020.
•Net sales growth was driven by volume growth in our US businesses, higher prices primarily attributable to the rise in COMEX copper, and the contributions of our recently acquired H&C Flex business, which is recorded under our Climate segment.
•The Company recorded a loss of $1.8 million on its investment in Tecumseh during the quarter, compared to income of $10.0 million in the previous year quarter, which included a pre-tax gain of $11.6 million from a land sale.
•During the quarter we acquired the majority ownership of the Mueller Middle East copper tube mill in Bahrain. This mill is geographically well positioned to serve markets in the Middle East and Northern Africa.

Full Year Commentary
•The results included $57.8 million of gains from the sale of businesses.
•The average price of copper was 51.6 percent higher than in 2020.
•Net sales growth of $1.4 billion was driven by volume growth in almost every business, higher selling prices primarily resulting from the rise in COMEX copper, and full year reported sales of acquired businesses.

•During the year, $330.7 million of debt was repaid leaving a balance of $1.9 million at year-end. The Company’s $400.0 million credit facility is undrawn and cash and cash equivalents totaled $87.9 million.

Operating Highlights and Outlook:
Greg Christopher, CEO, commented, “Our exceptional results in the fourth quarter capped our second consecutive year of record earnings. The strength our businesses exhibited throughout the year was fueled by solid demand and outstanding operational execution by our team in the face of significant inflationary pressures, supply chain disruptions, and extensive labor shortages.”
With regard to the outlook, he added “We anticipate continued momentum in the building construction and industrial markets in 2022, both important end markets for our businesses. Mueller is well positioned to build upon its success as we start the new year with healthy order books and our manufacturing facilities operating at highly efficient levels.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Year Ended
(In thousands, except per share data)	December 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020

Net sales	$956,357	$675,851	$3,769,345	$2,398,043

Cost of goods sold	726,594	553,507	2,938,989	1,966,161
Depreciation and amortization	11,633	11,955	45,390	44,843
Selling, general, and administrative expense	48,729	44,649	184,052	159,483
Gain on sale of businesses	(3,001)	—	(57,760)	—
Litigation settlement, net	—	—	—	(22,053)
Impairment charges	261	736	2,829	3,771

Operating income	172,141	65,004	655,845	245,838

Interest expense	(258)	(4,010)	(7,709)	(19,247)
Environmental expense	(982)	(3,488)	(5,053)	(4,454)
Redemption premium	—	—	(5,674)	—
Pension plan termination expense	—	(17,835)	—	(17,835)
Other income, net	947	287	3,730	4,887

Income before income taxes	171,848	39,958	641,139	209,189

Income tax expense	(44,862)	(12,698)	(165,858)	(55,321)
(Loss) income from unconsolidated affiliates, net of foreign tax	(288)	9,994	(157)	(10,219)

Consolidated net income	126,698	37,254	475,124	143,649

Net income attributable to noncontrolling interests	(1,097)	(834)	(6,604)	(4,156)

Net income attributable to Mueller Industries, Inc.	$125,601	$36,420	$468,520	$139,493

Weighted average shares for basic earnings per share	56,104	55,869	56,011	55,821
Effect of dilutive stock-based awards	796	673	787	569

Adjusted weighted average shares for diluted earnings per share	56,900	56,542	56,798	56,390

Basic earnings per share	$2.24	$0.65	$8.36	$2.50

Diluted earnings per share	$2.21	$0.64	$8.25	$2.47

Dividends per share	$0.13	$0.10	$0.52	$0.40

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended		For the Year Ended
(In thousands)	December 25, 2021	December 26, 2020	December 25, 2021	December 26, 2020

Summary Segment Data:

Net sales:
Piping Systems Segment	$652,466	$454,535	$2,600,030	$1,583,002
Industrial Metals Segment	176,226	133,507	703,363	472,159
Climate Segment	130,428	93,148	495,414	370,131
Elimination of intersegment sales	(2,763)	(5,339)	(29,462)	(27,249)

Net sales	$956,357	$675,851	$3,769,345	$2,398,043

Operating income:
Piping Systems Segment	$142,482	$43,106	$486,287	$165,719
Industrial Metals Segment	27,077	15,662	85,475	54,065
Climate Segment	21,757	13,279	85,536	56,802
Unallocated expenses	(19,175)	(7,043)	(1,453)	(30,748)

Operating income	$172,141	$65,004	$655,845	$245,838

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 25, 2021	December 26, 2020
ASSETS
Cash and cash equivalents	$87,924	$119,075
Accounts receivable, net	471,859	357,532
Inventories	430,244	315,002
Other current assets	28,976	33,752

Total current assets	1,019,003	825,361

Property, plant, and equipment, net	385,562	376,572
Operating lease right-of-use assets	23,510	29,301
Other assets	300,861	297,334

	$1,728,936	$1,528,568

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$811	$41,283
Accounts payable	180,793	147,741
Current portion of operating lease liabilities	6,015	6,259
Other current liabilities	194,820	144,360

Total current liabilities	382,439	339,643

Long-term debt	1,064	286,593
Pension and postretirement liabilities	17,533	26,841
Environmental reserves	17,678	21,256
Deferred income taxes	14,347	16,842
Noncurrent operating lease liabilities	17,099	21,602
Other noncurrent liabilities	21,813	14,731

Total liabilities	471,973	727,508

Total Mueller Industries, Inc. stockholders’ equity	1,222,118	776,745
Noncontrolling interests	34,845	24,315

Total equity	1,256,963	801,060

	$1,728,936	$1,528,568

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended
(In thousands)	December 25, 2021	December 26, 2020

Cash flows from operating activities
Consolidated net income	$475,124	$143,649
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	45,655	45,162
Stock-based compensation expense	9,822	8,570
Provision for doubtful accounts receivable	1,216	1,208
Loss from unconsolidated affiliates	157	10,219
Non-cash pension plan termination expense	—	11,642
Gain on sale of businesses	(57,760)	—
(Gain) loss on disposals of assets	(769)	132
Redemption premium	5,674	—
Impairment charges	2,829	3,771
Deferred income tax expense (benefit)	7,413	(4,046)
Changes in assets and liabilities, net of effects of businesses acquired and sold:
Receivables	(124,708)	(76,404)
Inventories	(119,514)	5,207
Other assets	919	20,609
Current liabilities	73,755	74,097
Other liabilities	(5,467)	(1,142)
Other, net	(2,645)	2,399

Net cash provided by operating activities	311,701	245,073

Cash flows from investing activities
Proceeds from sale of assets, net of cash transferred	2,302	181
Proceeds from sale of business, net of cash sold	81,884	—
Acquisition of businesses, net of cash acquired	(30,206)	(72,648)
Capital expenditures	(31,833)	(43,885)
Payment received for (issuance of) notes receivable	8,539	(9,270)
Investments in unconsolidated affiliates	(1,613)	—

Net cash provided by (used in) investing activities	29,073	(125,622)

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
(Unaudited)

	For the Year Ended
(In thousands)	December 25, 2021	December 26, 2020

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(29,137)	(22,341)
Dividends paid to noncontrolling interests	(9,722)	—
Issuance of long-term debt	595,000	190,038
Repayments of long-term debt	(920,610)	(246,898)
Repayment of debt by consolidated joint ventures, net	(5,113)	(259)
Repurchase of common stock	(4,864)	(5,574)
Payment of contingent consideration	(1,250)	(7,000)
Net cash received (used) to settle stock-based awards	85	(230)
Debt issuance costs	(1,111)	—

Net cash used in financing activities	(376,722)	(92,264)

Effect of exchange rate changes on cash	(1,052)	2,147

(Decrease) increase in cash, cash equivalents, and restricted cash	(37,000)	29,334
Cash, cash equivalents, and restricted cash at the beginning of the year	127,376	98,042

Cash, cash equivalents, and restricted cash at the end of the year	$90,376	$127,376